CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2021 relating to the financial statements of Goosehead Insurance Inc., and subsidiaries, and the effectiveness of Goosehead Insurance, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Goosehead Insurance, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Dallas, Texas

March 22, 2021